EXHIBIT 32.1

CERTIFICATION

The certification set forth below is being submitted in connection with Form 10Q (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Patrick A. Thiele, the Chief Executive Officer and Albert A. Benchimol, the Chief Financial Officer, each certifies that, to the best of his knowledge:

the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of PartnerRe Ltd.

/s/ PATRICK A. THIELE

Patrick A. Thiele
Chief Executive Officer

/s/ ALBERT A. BENCHIMOL

Albert A. Benchimol
Chief Financial Officer